UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2024
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Gold Flora Corporation
(Exact name of registrant as specified in its charter)
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Delaware	0-56348	93-2261104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3165 Red Hill Avenue
Costa Mesa, CA 92626
(Address of Principal Executive Offices, including Zip Code)
(949) 252-1908
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership

As previously reported, on or about March 30, 2021, former directors and shareholders of Left Coast Ventures ("LCV"), a wholly-owned subsidiary of Gold Flora Corporation (the “Company”), filed a complaint in Delaware Chancery Court against multiple defendant parties, including three former directors of LCV, alleging breach of duties to the company and shareholders and other business torts and requesting monetary damages. Subsequently, the plaintiffs filed a first amended complaint, adding new parties, including TPCO Holding Corp. (“TPCO”), of which the Company is a successor following a business combination completed in July 2023, and a former TPCO director. LCV and the Company have certain indemnification obligations in connection with the defendant directors, which indemnification may be contested by LCV upon resolution of the action. LCV is subject to advancement actions brought with fees owed or claimed to be owed to counsel for the indemnified defendants.

On October 4, 2024, the Court of Chancery of the State of Delaware (the “Court”) granted an order advancing a motion for sanctions brought by the former directors (the “Order”) in Michael Auerbach v. Gold Flora Corporation (C.A. No. 2024-0225-MTZ) and Daniel Fireman, Christopher Akelman, Octavio Boccalandra v. Left Coast Ventures, Inc. (C.A. No. 2023-0588-MTZ). The Order held the Company and LCV in contempt for violation of advancement orders with respect to indemnification obligations for fees owed to counsel and related expenses, which amount is currently estimated at approximately $1.65 million.

Pursuant to the Order, the Court appointed Molly DiBianca of Clark Hill PLC (the “Limited Receiver”) as a limited purpose receiver to take such action that the Limited Receiver determines in good faith is appropriate to cause the Company and LCV to satisfy the amounts due under the Order, including accessing financial records and negotiation of a payment plan with the former directors (the “Charge”) pursuant to Title 8, Section 322 of the Delaware General Corporation Law (“Section 322”). The Order does not create a full, general receivership over the Company, and the Limited Receiver’s appointment is limited to the foregoing Charge. The Order provides that the Limited Receiver should first attempt to resort to resolving the Charge through operating cash flow. The Limited Receiver will have all powers generally available to a receiver under Section 322 solely with respect to the Charge, and the Limited Receiver will not have authority over the Company except in connection with the Charge. The initial term for the Limited Receiver will be 59 days from the date of the Order. Additionally, Gold Flora and LCV will incur a daily fine of $1,000 until the contempt is cured, provided that the fine will not become due and payable if the Charge is satisfied or a payment plan is in place by October 31, 2024.

Item 8.01. Other Events.

On October 4, 2024, the Company issued a press release announcing the Order and the appointment of the Limited Receiver. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1*	Press Release of Gold Flora Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*    Furnished but not filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD FLORA CORPORATION

Dated: October 7, 2024	By:	/s/ Marshall Minor
	Name:	Marshall Minor
	Title:	Chief Financial Officer
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